EXHIBIT 20.1
MONTHLY CERTIFICATEHOLDERS’ STATEMENT
NATIONAL CITY CREDIT CARD MASTER TRUST
SERIES 2001-1
Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 as amended and restated as of July 1, 2000 (the “Pooling and Servicing Agreement”), among National City Bank, as Seller and Servicer (in its capacity as Servicer, “National City”) and The Bank of New York, as trustee (the “Trustee”), as supplemented by the Series 2001-1 Supplement, dated as of January 31, 2001, National City as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the National City Credit Card Master Trust (the “Trust”) during the previous month. The information which is required to be prepared with respect to the Distribution Date of December 15, 2005 and with respect to the performance of the Trust during the month of November, 2005 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 2001-1 Certificate (a “Certificate”). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Series 2001-1 supplement.

A.	Information Regarding the Current Monthly Distribution (Stated on the Basis of $1,000 Original Certificate Principal Amount)

	1	The amount of the current monthly distribution in respect of Class A Monthly Principal	$442.98

	2	The amount of the current monthly distribution in respect of Class B Monthly Principal	$1,000.00

	3	The amount of the current monthly distribution in respect of Collateral Monthly Principal	$612.15

	4	The amount of the current monthly distribution in respect of Class A Monthly Interest	$3.57

	5	The amount of the current monthly distribution in respect of Class A Additional Interest	$0.00

	6	The amount of the current monthly distribution in respect of Class B Monthly Interest	$3.81

	7	The amount of the current monthly distribution in respect of Class B Additional Interest	$0.00

	8	The amount of the current monthly distribution in respect of Collateral Minimum Monthly Interest	$0.00

	9	The amount of the current monthly distribution in respect of any accrued and unpaid Collateral Minimum Monthly Interest	$0.00

B.	Information Regarding the Performance of the Trust

	1	Collection of Principal Receivables

		(a) Available Principal Collections	$207,142,857.14

		(b) Class A Investor Default Amount treated as Available Principal Collection	$1,892,698.28

		(c) Class B Investor Default Amount treated as Available Principal Collection	$292,983.54

		(d) Excess Spread treated as Available Principal Collection	$317,398.83

2	Principal Receivables in the Trust

	(a)	The aggregate amount of Principal Receivables in the Trust
		as of the end of the day on the last day of the related Monthly Period	$1,749,450,615.81

	(b)	The amount of Principal Receivables in the Trust represented by the
		Invested Amount of Series 2001-1 as of the end of the day on the last
		day of the related Monthly Period	$421,319,861.48

	(c)	The amount of Principal Receivables in the Trust represented by the
		Adjusted Invested Amount of Series 2001-1 as of the end of the day
		on the last day of the related Monthly Period	$215,970,685.30

	(d)	The amount of Principal Receivables in the Trust represented by the
		Class A Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$368,654,878.79

	(e)	The amount of Principal Receivables in the Trust represented by the
		Class A Adjusted Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$163,305,702.61

	(f)	The amount of Principal Receivables in the Trust represented by the
		Class B Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$25,279,191.69

	(g)	The amount of Principal Receivables in the Trust represented by the
		Class B Adjusted Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$25,279,191.69

	(h)	The amount of Principal Receivables in the Trust represented by the
		Collateral Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$27,385,791.00

	(i)	The amount of Principal Receivables in the Trust represented by the
		Collateral Adjusted Invested Amount as of the end of the day on the last
		day of the related Monthly Period	$27,385,791.00

	(j)	The Floating Allocation Percentage with respect to the
		related Monthly Period	12.35%

	(k)	The Class A Floating Percentage with respect to the
		related Monthly Period	75.61%

	(l)	The Class B Floating Percentage with respect to the
		related Monthly Period	11.70%

	(m)	The Collateral Floating Percentage with respect to the
		related Monthly Period	12.68%

	(n)	The Principal Allocation Percentage with respect to the
		related Monthly Period	24.08%

	(o)	The Class A Principal Percentage with respect to the
		related Monthly Period	87.50%

	(p)	The Class B Principal Percentage with respect to the
		related Monthly Period	6.00%

	(q)	The Collateral Principal Percentage with respect to the
		related Monthly Period	6.50%

3	Delinquent Balances

The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

			Aggregate	Percentage
			Account	of Total
			Balance	Receivables
(a	)	30 — 59 days:	$27,308,924.92	1.56%
(b	)	60 — 89 days:	$16,727,208.83	0.96%
(c	)	90+ days:	$19,051,297.56	1.09%

		Total:	$63,087,431.31	3.61%

4	Investor Default Amount

	(a)	The Investor Default Amount for the related Monthly Period	$2,503,080.66

	(b)	The Class A Investor Default Amount for the related Monthly Period	$1,892,698.28

	(c)	The Class B Investor Default Amount for the related Monthly Period	$292,983.54

	(d)	The Collateral Default Amount for the related Monthly Period	$317,398.83

5	Investor Charge-Offs

	(a)	The aggregate amount of Class A Investor Charge-Offs
		for the related Monthly Period	$0.00

	(b)	The aggregate amount of Class A Investor Charge-Offs set forth
		in 5(a) above per $1,000 of original certificate principal amount	$0.00

	(c)	The aggregate amount of Class B Investor Charge-Offs
		for the related Monthly Period	$0.00

	(d)	The aggregate amount of Class B Investor Charge-Offs
		set forth in 5(c) above per $1,000 of original certificate principal amount	$0.00

	(e)	The aggregate amount of Collateral Charge-Offs
		for the related Monthly Period	$317,398.83

	(f)	The aggregate amount of Collateral Charge-Offs set forth in 5(e) above per
		$1,000 of original certificate principal amount	$11.49

	(g)	The aggregate amount of Class A Investor Charge-Offs reimbursed on
		the Transfer Date immediately preceding this Distribution Date	$0.00

	(h)	The aggregate amount of Class A Investor Charge-Offs set forth in 5(g) above
		per $1,000 original certificate principal amount reimbursed on the Transfer Date
		immediately preceding this Distribution Date	$0.00

	(i)	The aggregate amount of Class B Investor Charge-Offs reimbursed on the
		Transfer Date immediately preceding this Distribution Date	$0.00

	(j)	The aggregate amount of Class B Investor Charge-Offs set forth in 5(i) above
		per $1,000 original certificate principal amount reimbursed on the Transfer Date
		immediately preceding this Distribution Date	$0.00

	(k)	The aggregate amount of Collateral Charge-Offs reimbursed on the Transfer Date
		immediately preceding this Distribution Date	$0.00

	(l)	The aggregate amount of Collateral Charge-Offs set forth in 5(k) above per $1,000
		original certificate principal amount reimbursed on the Transfer Date immediately
		preceding Distribution Date	$0.00

6	Investor Servicing Fee

	(a)	The amount of the Class A Servicing Fee payable by the Trust to the Servicer
		for the related Monthly Period	$267,802.25

	(b)	The amount of the Class B Servicing Fee payable by the Trust to the Servicer
		for the related Monthly Period	$41,454.92

	(c)	The amount of the Collateral Servicing Fee payable by the Trust to the Servicer
		for the related Monthly Period	$44,909.49

	(d)	The amount of Servicer Interchange payable by the Trust to the Servicer
		for the related Monthly Period	$354,166.66

7	Reallocations

	(a)	The amount of Reallocated Collateral Principal Collections
		with respect to this Distribution Date	$184,783.42

	(b)	The amount of Reallocated Class B Principal Collections
		with respect to this Distribution Date	$0.00

	(c)	The Collateral Invested Amount as of the close of business
		on this Distribution Date	$27,625,000.00

	(d)	The Collateral Adjusted Invested Amount as of the close of
		business on this Distribution Date	$10,714,285.72

	(e)	The Class B Invested Amount as of the close of business
		on this Distribution Date	$25,500,000.00

	(f)	The Class B Adjusted Invested Amount as of the close of business
		on this Distribution Date	$0.00

	(g)	The Class A Invested Amount as of the close of business
		on this Distribution Date	$371,875,000.00

	(h)	The Class A Adjusted Invested Amount as of the close of business
		on this Distribution Date	$0.00

8	Collection of Finance Charge Receivables

	(a)	The aggregate amount of Collections of Finance Charge Receivables
		and Annual Membership Fees processed during the related Monthly Period
		which were allocated in respect of the Class A Certificates	$2,259,788.72

	(b)	The aggregate amount of Collections of Finance Charge Receivables
		and Annual Membership Fees processed during the related Monthly Period
		which were allocated in respect of the Class B Certificates	$349,807.94

	(c)	The aggregate amount of Collections of Finance Charge Receivables
		and Annual Membership Fees processed during the related Monthly Period
		which were allocated in respect of the Collateral Interest	$378,958.61

9	Principal Funding Account

	(a)	The principal amount on deposit in the Principal Funding Account
		on the related Transfer Date	$414,285,714.28

	(b)	The Accumulation Shortfall with respect to the related Monthly Period	$0.00

	(c)	The Principal Funding Investment Proceeds deposited in the Finance Charge
		Account on the related Transfer Date to be treated as Class A Available Funds	$328,988.22

	(d)	The Principal Funding Investment Proceeds deposited in the Finance Charge
		Account on the related Transfer date to be treated as Class B Available Funds	$0.00

10	Reserve Account

	(a)	The Reserve Draw Amount on the related Transfer Date	$409,821.30

	(b)	The amount of the Reserve Draw Amount deposited in the Collection
		Account on the related Transfer Date to be treated as Class A Available Funds	$409,821.30

	(c)	The amount of the Reserve Draw Account deposited in the Collection
		Account on the related Transfer Date to be treated as Class B Available Funds	$0.00

	(d)	The amount of any Reserve Account Surplus	$6,257.45

11	Available Funds

	(a)	The amount of Class A Available Funds on deposit in the Collection
		Account on the related Transfer Date	$1,326,354.17

	(b)	The amount of Class B Available Funds on deposit in the Collection
		Account on the related Transfer Date	$97,112.50

	(c)	The amount of Collateral Available Funds on deposit in the Collection
		Account on the related Transfer Date	$0.00

	(d)	Available Principal Collections on deposit in the Collection Account
		on the related Transfer Date	$207,142,857.14

12	Excess Spread and Excess Finance Charge Collections

	(a)	Excess Finance Charge Collection	$0.00

	(b)	Class A Available Funds
		minus Class A Monthly Interest
		minus Class A Servicing Fee
		minus Class A Defaulted Amount	$(481,999.02)

		Class B Available Funds
		minus Class B Monthly Interest
		minus Class B Servicing Fee
		minus Class B Defaulted Amount	$(81,743.01)

		Collateral Available Funds	$378,958.61

	(c)	Excess Spread applied to the Class A Required Amount
		for the Monthly Period	$481,999.02

	(d)	Excess Spread applied to the Class A Investor Charge-Offs for the
		related Monthly Period	$0.00

	(e)	Excess Spread applied to the Class B Required
		Amount for the related Monthly Period	$108,200.11

	(f)	Excess Spread applied to the Class B Default Amount for the related Monthly Period	$108,200.11

	(g)	Excess Spread applied to the Class B Invested Amount for the related Monthly Period	$0.00

	(h)	Excess Spread applied to the Collateral Minimum Monthly Interest for the related
		Monthly Period and for any past due Collateral Minimum Monthly Interest	$0.00

	(i)	Excess Spread applied to the Collateral Servicing Fee due to the Servicer
		for the related Monthly Period or for any past due Collateral Servicing Fees	$0.00

	(j)	Excess Spread applied to the Collateral Default Amount as Available Principal Collections for the related Monthly Period	$0.00

	(k)	Excess Spread applied to the Collateral Invested Amount for the related
		Monthly Period	$0.00

	(l)	Excess Spread applied to the Reserve Account for the related Monthly Period	$0.00

13	Finance Charge Shortfall

	(a)	Finance Charge Shortfall for Series 2001-1	$664,958.42

	(b)	Total Finance Charge Shortfall for all series in Group One	$1,271,500.95

14	Base Rate

	(a)	The Base Rate for the related Monthly Period	5.35%

15	Portfolio Yield

	(a)	The Portfolio Yield for the related Monthly Period	2.51%

	(b)	The Portfolio Adjusted Yield for the related Monthly Period	N/A

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 13th day of December, 2005.

NATIONAL CITY BANK,
as Seller and Servicer

By:	/s/ Larry Potter

Name:	Larry Potter
Title:	Vice President, National City Bank
Vice President, Finance
National City Card Services